Fixed Income Investor Presentation November 2025

2 Forward-Looking Statements This discussion of financial results includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the "1933 Act") and Section 21E of the Securities Exchange Act of 1934, as amended, (the "1934 Act"). Those sections of the 1933 Act and 1934 Act provide a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their financial performance so long as they provide meaningful, cautionary statements identifying important factors that could cause actual results to differ significantly from projected results. Our forward-looking statements include descriptions of plans or objectives of management for future operations, products or services, and forecasts of revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "intend," "estimate" or words of similar meaning, or future or conditional verbs preceded by "will," "would," "should," "could" or "may." Forward-looking statements are based on management's current expectations regarding economic, legislative, and regulatory issues that may affect our earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions and the economic uncertainty in the United States and abroad, including economic or other disruptions to financial markets caused by the Trump administration's approach to tariffs and trade, acts of terrorism, war, impacts from inflation, supply chain disruptions, changes in interest rates (including the actions taken by the Federal Reserve to control inflation), California's unemployment rate, deposit flows, real estate values, and expected future cash flows on loans and securities; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks; costs or effects of acquisitions; competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; natural disasters (such as wildfires and earthquakes in our area); adverse weather conditions; interruptions of utility service in our markets for sustained periods; and other economic, competitive, governmental, regulatory and technological factors (including external fraud and cybersecurity threats) affecting our operations, pricing, products and services; and successful integration of acquisitions. These and other important factors detailed in various securities law filings made periodically by Bancorp, copies of which are available from us at no charge. Forward-looking statements speak only as of the date they are made. Bancorp undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events. GAAP to Non-GAAP Financial Measures This presentation includes some non-GAAP financial measures as shown in the Appendix of this presentation. Please refer to the reconciliation of GAAP to Non-GAAP financial measures included in our Form 8-K under Item 9 - Financial Statements and Exhibit 99.1 filed with the SEC on October 27, 2025.

3 Forward-Looking Statements This presentation does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of the Company. Neither the SEC nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Certain of the information contained in this presentation may be derived from information provided by industry sources. The Company believes that such information is accurate and that the sources from which it has been obtained are reliable. The Company cannot guarantee the accuracy of such information, however, and has not independently verified such information. Except as otherwise indicated, this presentation speaks as to the date hereof. The delivery of this presentation will not, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date of this presentation. The Company is not making any implied or express representation or warranty as to the accuracy or completeness of the information summarized herein or made available in connection with any further investigation of the Company. The Company expressly disclaims any and all liability which may be based on such information, errors therein or omissions therefrom. You may obtain copies of documents filed by the Company with the SEC for free by visiting EDGAR on the SEC website at sec.gov or by visiting the Company’s website at investors.bankofmarin.com.

4 Subordinated Debt Offering Summary Issuer Bank of Marin Bancorp (Nasdaq: BMRC) Security Subordinated Notes due 2035 Amount $40 million Security Rating1 BBB- by Kroll Bond Rating Agency Issuance Type Reg D, Private Placement Offering Structure Fixed-to-Floating Rate (Fixed during First Five Years) Term 10 Years No Call Period 5 Years Coupon Frequency Fixed Rate for Five Years Paid Semi-Annually; Floating Rate Paid Quarterly Thereafter Use of Proceeds General corporate purposes, which may include a potential balance sheet repositioning Sole Placement Agent 1 A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by assigning rating organization. Each rating organization has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating

5 Misako Stewart EVP, Chief Credit Officer • Joined Bank of Marin in 2013; promoted to Chief Credit Officer in 2021 • Previously served as Vice President in Commercial Banking at Union Bank and First Vice President in Commercial Banking & Credit Administration at Comerica Bank • Bachelor’s degree from UC Santa Barbara Management Introductions Tim Myers President & Chief Executive Officer • Joined in 2007; promoted to COO in 2020 and CEO in 2021 • Nearly 30 years of financial experience, with prior leadership roles at U.S. Bank, National Association, and Comerica Bank • Bachelor’s degree from Willamette University and master’s from Middlebury Institute of International Studies at Monterey; graduate of Pacific Coast Banking School David Bloom | EVP, Head of Commercial Banking • Joined Bank of Marin in 2023 • Previously served as Senior Managing Director of Business Banking in Northern California and the Pacific Northwest for First Republic Bank • Earned a certification from the Executive Development Program at the Wharton School of the University of Pennsylvania; bachelor’s degree from University of San Francisco Dave Bonaccorso, CFA EVP, Chief Financial Officer • Joined in 2023 as a treasurer and now leads Finance, Accounting, and Treasury teams • Previously served as treasurer of Rabobank, N.A. and Mechanics Bank; earlier roles in fixed income and equity markets services • Bachelor’s degree from University of Southern California; master’s degree in accountancy from University of Illinois Sathis Arasadi | EVP, Chief Information Officer • Joined Bank of Marin in 2023 • Over 20 years in financial services with expertise in engineering and fintech; previously served as CIO and SVP – Technology at a Bay Area- based community bank • Bachelor’s degree from Thiagarajar College of Engineering in Madurai, India Bob Gotelli | EVP, Director of Human Resources • Joined Bank of Marin in 2000; responsible for all aspects of human resources • B.S. from Sonoma State University; master’s from Central Michigan University; graduate of the Graduate School of Banking at the University of Wisconsin-Madison HR Management School Brandi Campbell | EVP, Head of Retail Banking • Joined Bank of Marin as a regional manager; promoted to head of Retail Banking in 2020 • Oversees retail division including 27 branches across Northern California • Nearly 35 years of financial experience, primarily in consumer banking and customer service at Bank of America Today’s Speakers

S E C T I O N Franchise Highl ights 01

7 Bank of Marin Bancorp Novato, CA Headquarters BMRC NASDAQ $390.8 Million Market Cap $3.9 Billion Total Assets 4.12% Dividend Yield 16.13% Total RBC BMRC AT A GLANCE Data as of 9/30/25 Relationship Banking Build strong, long-term customer relationships based on trust, integrity and expertise, inspiring loyalty though exceptional service. Disciplined Fundamentals Apply a disciplined business approach with sound banking practices, high quality products, and consistent fundamentals ensuring continued strong results. Community Commitment Give back to the communities that we serve through active employee volunteerism, nonprofit board leadership and financial contributions. 27 Branch Locations 7 Commercial Banking Offices

8 A strategic and disciplined approach to delivering long-term value 0 1 0 2 0 3 0 4 Grow NON-INTEREST INCOME Scale through EFFICIENCY GAINS and ACQUISITIONS Invest in TALENT and TECHNOLOGY Drive high-quality LOAN GROWTH Long-Term

9 Focused on Building Long-Term Stakeholder Value Strong Core Deposit Franchise Largest community bank in Marin County with 11.4% market share 1 43.1% non-interest bearing deposits with a 1.29% cost of deposits in Q3 Improving Margin Outlook Improving asset yield due to: ▪ investment securities restructuring ▪ higher average loan rates continue in Q3 Seasoned Risk Management Classified loans as a percentage of loans decreased 59bps quarter over quarter Non-accrual loans as a percentage of loans decreased 6bps quarter over quarter Low NOO CRE office exposure in the City of San Francisco at 3% of total loans (5% of total NOO-CRE) and a weighted average 64% LTV Prudent Loan Growth Markets with proven track record of organic growth Organic originations increased by 36% in Q3 Key opportunistic relationship banking talent acquisitions 62% loan-to-deposit ratio provides runway for additional growth Robust Capital Levels & Liquidity Regulatory capital ratios remain comfortably above “well-capitalized” thresholds $2.0 billion in available liquidity 1Source: S&P Global Market Intelligence - FDIC deposit market share data as of June 30, 2025

10 Robust Capital Ratios As of 9/30/25 • We maintained high capital levels and are in a position of strength • Total risk-based capital of 16.1% • Tangible common equity ratio of 9.7% • During 3Q'25 we repurchased 50,000 shares at an average price of $22.33 (below tangible book value), totaling $1.1 million * See Reconciliation of Non-GAAP Financial Measures in the Appendix.

11 Third Quarter 2025 Overview Highlights • Tax-equivalent net interest margin increased to 3.08% from 2.93%, driven by the repositioning of securities in Q2 (13bp impact, as anticipated) and higher average interest-earning assets, strongly impacted by deposit growth • Net income and diluted EPS for Q3 was $7.5 million and $0.47, respectively • 28% improvement in sequential quarter pre-tax pre-provision net income • Originated $100.7 million in new loans ($69.0 million funded) including $85.3 million in commercial loans ($65.4 million funded) in Q3 • Non-accrual and classified loans to total loans at year-to-date low for 2025 Capital • Strong capital allowed for the repurchase of $1.1 million in shares in Q3 at prices below tangible book value • Bancorp total risk-based capital remained strong at 16.13% • Bancorp TCE / TA of 9.7%, and 8.2% when adjusted for HTM securities 1 Key Operating Trends • Tax-equivalent yield on interest-earning assets increased 17 basis points in Q3 over Q2 to 4.27% resulting from higher average balances on cash at the Fed and higher yields on both loans and investment securities • Total cost of deposits increased 1bp at 1.29% (interest-bearing 2.24%) for Q3 • Spot rate at 9/30/25 of 1.25% (interest-bearing 2.18%) declined from 6/30/25 of 1.29% (interest-bearing 2.24%) • Book value per share was $27.57 and tangible book value per share1 was $22.92 Deposits and Liquidity • Total deposits increased $137.5 million, primarily due to inflows from existing relationships combined with new relationships • Non-interest bearing deposits remained a strong 43.1% of total deposits • Immediately available net funding of $2.0 billion, representing 202% coverage of estimated uninsured deposits Credit Quality • No provision for credit losses in Q3 or the prior quarter • Non-accrual loans decreased to 1.51% of total loans from 1.57% in the prior quarter • Classified loans decreased to 2.36% of total loans in Q3 from 2.95% of total loans in Q2 largely due to upgrades of two commercial real estate loans totaling $9.1 million 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

S E C T I O N Funding , L iquidity and Capita l 02

13 Strong Deposit Franchise • Bank of Marin ranked #1 on the west coast and #4 nationwide in 2025 by S&P Global Market Intelligence for best deposit franchise among banks with total assets between $3 billion and $10 billion • Deposit mix continues to favor a high percentage of non-interest bearing deposits of 43.1% highlighting our relationship banking model • Total cost of deposits was 1.29% (interest-bearing 2.24%) for 3Q'25 and 1.28% (interest-bearing 2.24%) for the prior quarter • Spot rate was 1.25% (interest-bearing 2.18%) as of September 30, 2025, and down to 1.23% (interest-bearing 2.17%) as of October 16, 2025 • Bank continued strategic pricing adjustments with limited rate related outflows Total Deposit Mix at 3Q'25Total Deposits ($ in millions) $3.38B

14 • 43% of new accounts consisted of new relationships to the Bank by count • 41% of new accounts were non-interest bearing by count • Average weighted cost for all new interest bearing accounts at 2.38% • Reciprocal deposit network program (expanded FDIC insurance products) utilization increased by $71.9 million New Accounts Mix (by count) 3Q'25Granular Deposit Account Composition 1,049 (in thousands; except for # of Accounts) Interest Bearing Non-Interest Bearing Total Consumer Account Balances $ 951,966 $ 316,000 $ 1,267,966 # of Accounts 14,693 17,432 32,125 Avg Balance Per Account $ 65 $ 18 $ 39 Business Account Balances $ 972,533 $ 1,136,340 $ 2,108,873 # of Accounts 3,854 11,106 14,960 Avg Balance Per Account $ 252 $ 102 $ 141 *Excludes internal operating accounts such as holding company cash and deposit settlement accounts totaling $5.7 million Deposit Accounts Mix - Consumer vs Business 3Q'25

15 Strong Liquidity: $2.0 Billion in Net Availability • Immediately available contingent funding represented 202% of estimated uninsured and/or uncollateralized deposits at September 30, 2025 • The Bank has long-established minimum liquidity requirements regularly monitored using metrics and tools similar to larger banks, such as the liquidity coverage ratio and multi-scenario, long-horizon stress tests • Deposit outflow assumptions for liquidity monitoring and stress testing are conservative relative to actual experience Liquidity & Uninsured Deposits ($ in millions) 2.0x Coverage Ratio At September 30, 2025 ($ in millions) Total Available Amount Used Net Availability Internal Sources Unrestricted Cash 1 $ 201.4 N/A $ 201.4 Unencumbered Securities 442.2 N/A 442.2 External Sources FHLB line of credit 931.4 — 931.4 FRB line of credit 326.3 — 326.3 Lines of credit at correspondent banks 125.0 — 125.0 Total Liquidity $ 2,026.3 $ — $ 2,026.3 1 Excludes cash items in transit Note: Access to brokered deposit purchases through networks such as Intrafi and Reich & Tang and brokered CD sales not included above

16 1 Taxable equivalent 2 See Reconciliation of Non-GAAP Financial Measures in the Appendix 3 Related tax benefit calculated using blended statutory rate of 29.5636% 4 Includes unrealized losses resulting from securities transferred from AFS to HTM that are currently in AOCI High-Quality Securities Portfolio Generates Cash Flow Data as of 9/30/25 ($ in millions at Fair Value) $543.6MM $811.8MM ($ in millions at Cost) Average Yield1 — 4.44% Approx. Effective Duration — 2.43 Unrealized Losses, net (pre tax) — $7.7 million Unrealized Losses, net (after tax3) — $5.4 million TCE Bancorp — 9.7% Average Yield1 — 2.40% Approx. Effective Duration — 5.18 Unrealized Losses4, net (pre tax) — $96.8 million Unrealized Losses4, net (after tax3) — $68.2 million TCE Bancorp w/ HTM2 — 8.2% 2

17 AOCI and Tangible Equity

18 Focused on delivering Long-Term, Consistent Growth ▪ Proven ability to grow both organically and through M&A ▪ Consistent cash dividend provides stable and reliable return for shareholders Note: Tangible book value per share (TBVPS) equals total shareholders’ equity, less intangible assets including goodwill and core deposit intangibles, divided by outstanding common shares at period end. Accumulated other comprehensive income (AOCI) represents the unrealized gains (losses) on available-for-sale securities, net of tax. Components of these calculations were derived from our financial reports filed with the SEC for each respective period. Additional information for Q325 can be found in the Reconciliation of Non-GAAP Financial Measures in the Appendix.

S E C T I O N Lending and Asset Qual i ty 03

20 • Loan originations peaked in Q3 with $69 million funded • Notable pipeline growth and diversification from key hires, compensation program enhancements, and calling programs • Sound underwriting produces a high- quality loan portfolio with low credit costs and stable earnings through cycles • Extending credit and serving the needs of existing clients while ensuring new opportunities present the appropriate levels of risk and return Prudent, Sustainable Model for Loan Growth Total Loans ($ in billions) 1Includes American River Bank loans acquired in 3Q21 1

21 Well-diversified Loan Portfolio As of 9/30/25 - No material changes from 2Q'25 • Loan portfolio is well-diversified across borrowers, industries, loan and property types within our geographic footprint • 88% of all loans and 93% of loans excluding nonprofit organizations are guaranteed by owners of the borrowing entities • Non-owner occupied commercial real estate is well-diversified by property type with 89% of loans (90% of loans excluding nonprofit organizations) being guaranteed by owners of the borrowing entities • Since 2001, net charge-offs for all NOO CRE and OO CRE totals $2.4 million • Construction loans represent a small portion of the overall portfolio 3Q'25 Total Loans $2.1B 3Q'25 Total NOO-CRE Loans $1.3B

22 Low Refinance Risk in NOO CRE Portfolio through 2026 • We conducted a DEEP DIVE on loans maturing or repricing before year-end 2026 * • PORTFOLIO IS WELL-POSITIONED TO ABSORB HIGHER RATE ENVIRONMENT AT MATURITY OR REPRICING DATE • Wtd. Avg. DSC Assumptions for Maturing Loans: Current market interest rate + spread of 3.00%, fully drawn commercial real estate lines of credit, 25-year amortization • Wtd. Avg. DSC Assumptions for Repricing Loans: Current market interest rate + contractual spread, fully drawn commercial real estate lines of credit, remaining amortization on each loan Maturing Loan Commitments > $1.0MM # of loans Commitment Outstanding Balance Wtd. Avg. Rate Wtd. Avg. DSC 2025 18 $67.1MM $63.6MM 5.23% 1.18x 2026 27 $95.5MM $88.5MM 4.69% 1.29x TOTAL 45 $162.6MM $152.1MM Repricing Loan Commitments > $1.0MM # of loans Commitment Outstanding Balance Wtd. Avg. Rate Wtd. Avg. DSC 2025 7 $14.8MM $14.8MM 4.81% 1.39x 2026 24 $55.8MM $55.8MM 3.92% 1.51x TOTAL 31 $70.6MM $70.6MM *Commitments, outstanding balances and weighted average rates as of 9/30/25

23 • $365 million in credit exposure spread across our lending footprint comprised of 149 loans • $2.4 million average loan balance – largest loan at $15.6 million • 67% weighted average loan-to-value and 1.63x weighted average debt-service coverage ratio* • City of San Francisco NOO CRE office exposure is 3% of total loan portfolio and 5% of total NOO CRE loans NOO CRE Office Portfolio by County * Calculated for loans exceeding $1 million, based on the most recent annual review process, and net of individual reserves Non-owner Occupied Office Exposure As of 9/30/25 - No material changes from 2Q'25 $365MM County of San Francisco NOO CRE Office Portfolio Total Balance: $60.7 million Average Loan Bal: $5.5 million Number of Loans: 12 loans Wtd. Average LTV*: 64% Wtd. Average DCR: 1.35x Average Occupancy: 82% 11 of the 12 loans are secured by low rise buildings and one loan is secured by a 10 story building

24 *Calculated for loans exceeding $1 million, based on the most recent annual review process Note: Sacramento includes surrounding regional counties NOO CRE Portfolio Diversified Across Property Type & County As of 9/30/25 - No material changes from 2Q'25 Average Balance: $1.8MM Largest Balance: $13.5MM Total # of Loans: 138 Wtd. Avg. LTV*: 62% Average Balance: $2.0MM Largest Balance: $14.3MM Total # of Loans: 82 Wtd. Avg. LTV*: 49% Average Balance: $1.8MM Largest Balance: $21.2MM Total # of Loans: 122 Wtd. Avg. LTV*: 62% Retail 3Q'25 Warehouse & Industrial 3Q'25 Multifamily 3Q'25 $247MM $168MM $214MM Other Bay Area 3%

25 * Loan-to-value largely based on appraised values at origination, or updated appraisals for certain classified loans, and balances as of 9/30/25 Owner-Occupied CRE Portfolio As of 9/30/25 - No material changes from 2Q'25 OO CRE by County 3Q'25 Average Balance: $1.1MM Largest Loan: $14.6MM Wtd. Avg. LTV*: 47% Total Balance: $314.0MM Total Loans: 282 OO CRE by Type 3Q'25 $314MM $314MM Average Balance: $0.7MM Largest Loan: $7.1MM Wtd. Avg. LTV*: 55% Total Balance: $60.3MM Total Loans: 83 OO CRE Office Portfolio by County 3Q25 $60MM Mixed use 2%

26 * Loan-to-value largely based on appraised values at origination, or updated appraisals for certain high dollar loans and, balances as of 9/30/25 Construction Portfolio Concentrations As of 9/30/25 Construction by Type 3Q'25 Construction by County 3Q'25 Average Balance: $1.8MM Largest Loan: $3.0MM Wtd. Avg. LTV*: 64% Total Balance: $15.9MM Unfunded Commitments: $6.1MM Total Loans: 8 $16MM $16MM

27 History of Strong Asset Quality • Allowance for credit losses to total loans of 1.43%, down slightly from the prior quarter • Consistent, robust credit culture and underwriting principles support strong asset quality • Net charge-offs have consistently been negligible for the last five years due to strong underwriting fundamentals, except that in 4Q'23 and 1Q'25 charge-offs included $406 and $809 thousand charged to the allowance due to the sales of acquired loans.

28 Historical Credit Quality 0.05% 0.01% 0.33% 0.53% 0.38% 0.49% 0.38% 0.00% (0.01%) 0.04% (0.16%) 0.01% 0.00% 0.00% 0.00% 0.00% 0.00% 0.02% 0.00% 0.00% 0.06% 0.17% 0.96% 1.61% 2.10% 1.22% 0.84% 0.23% 0.09% 0.00% 0.03% 0.03% 0.06% 0.07% 0.02% (0.01%) 0.00% 0.02% 0.06% 0.03% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Q3'25 BMRC Peer Median 1 Peers as defined in BMRC’s Proxy Statement. 1 Net Charge-Offs / Average Loans Peer Median1

S E C T I O N Income Statement Highl ights 04

30 Historical Performance Net Interest Margin - Taxable EquivalentEfficiency Ratio Core Return on Average Assets1 Core Return on Average Tangible Common Equity1 55.6% 63.1% 54.4% 73.8% 111.6% 68.9% 2020 2021 2022 2023 2024 Q3 '25 3.55% 3.17% 3.11% 2.63% 2.63% 3.08% 2020 2021 2022 2023 2024 Q3'25 9.52% 11.43% 14.31% 7.39% 5.17% 8.44% 2020 2021 2022 2023 2024 Q3'25 1.04% 1.11% 1.13% 0.63% 0.49% 0.80% 2020 2021 2022 2023 2024 Q3'25 1 Core net income as defined by S&P Global is net income after taxes (assumes 21% statutory tax rate) and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of held to maturity and available for sale securities, amortization of intangibles, goodwill and nonrecurring items

Net Interest Margin Drivers

- Linked-quarter NIM increased 15 bps due primarily to higher interest earning assets and higher securities yields, largely due to the effects of the 2Q'25 AFS securities restructuring, contributing 13bps to annualized NIM
- Although loan yields rose, the average balance decrease resulted in a negative impact to the quarterly change in NIM
- The Bank began deposit rate cuts in August '24 and continues making strategic pricing adjustments into 3Q'25, however there was some significant deposit expansion within existing customers' interest-bearing accounts influencing the slight increase in cost of deposits this quarter
- 3Q'25 non-maturity interest-bearing deposit modeling assumptions use average betas of 45% for rising rates (no lag) and 34% for falling rates (no lag)
- Our cycle-to-date non-maturity interest-bearing deposit beta was 35% as of 3Q'25

Net Interest Margin Linked-Quarter Change



2.93%
(0.06)%
0.13%
0.10%
(0.01)%
3.08%
2Q'25
Loans
Securities
Cash
Deposits
3Q'25

Avg. Monthly Cost of IB Deposits vs. Fed Funds



4.83% 4.64% 4.48% 4.33% 4.33% 4.33% 4.33% 4.33% 4.33% 4.33% 4.33% 4.22%
2.52% 2.44% 2.37% 2.29% 2.27% 2.25% 2.24% 2.24% 2.25% 2.23% 2.22% 2.27%
10/24 11/24 12/24 1/25 2/25 3/25 4/25 5/25 6/25 7/25 8/25 9/25
IB Deposits
Fed Funds

Net Interest Income Simulation Q3'25

Immediate Change in Interest Rates (in bps)	Est. Change in NII, as %	
	in Year 1	in Year 2
Up 400bp	1.8%	12.8%
Up 300bp	1.7%	10.0%
Up 200bp	1.3%	6.9%
Up 100bp	0.9%	3.9%
Rates Unch.	—%	—%
Down 100bp	-0.9%	-2.4%
Down 200bp	-1.7%	-4.8%
Down 300bp	-2.9%	-7.7%
Down 400bp	-4.5%	-11.2%

*Please see our 10-Q's and 10-K's for more information regarding these simulations.

Bank of Marin Bancorp

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Loans & Securities — Repricing & Maturity

$ in millions, unless otherwise indicated

Total Loans[1]

* at 9/30/2025

	Repricing Term							Rate Structure				
	3 months or less	3-12 months	1-3 years	3-5 years	5-15 years	Over 15 years	Total	Floating Rate	Variable Rate	Floating & Variable Rate at Floor	Floating & Variable Rate at Ceiling	Fixed Rate
C&I	$ 76.3	$ 7.2	$ 16.2	$ 38.4	$ 15.1	$ 1.1	$ 154.3	$ 68.6	$ 1.9	$ 12.3	$ —	$ 71.5
Real estate:												
Owner-occupied CRE	5.2	14.4	53.5	57.6	176.6	6.7	314.0	0.9	33.1	96.4	—	183.6
Non-owner occupied CRE	95.9	73.7	209.6	419.7	520.9	4.5	1,324.3	5.6	138.8	324.4	—	855.5
Construction	7.8	8.1	—	—	—	—	15.9	6.6	—	2.6	0.7	6.0
Home equity	95.3	—	—	—	0.6	—	95.9	95.3	—	—	—	0.6
Other residential	1.0	11.1	0.1	0.5	0.9	109.3	122.9	—	12.6	91.4	—	18.9
Installment & other consumer	1.3	2.2	6.5	2.5	50.5	0.1	63.1	1.0	7.7	9.1	—	45.3
Total	**$ 282.8**	**$ 116.7**	**$ 285.9**	**$ 518.7**	**$ 764.6**	**$ 121.7**	**$2,090.4**	**$178.0**	**$194.1**	**$536.2**	**$ 0.7**	**$1,181.4**
% of Total	*14 %*	*6 %*	*14 %*	*25 %*	*37 %*	*6 %*	*100 %*	*9 %*	*9 %*	*26 %*	*— %*	*57 %*
Weighted Average Rate	*7.08 %*	*4.89 %*	*5.04 %*	*5.09 %*	*4.59 %*	*4.55 %*	*5.11 %*					

[1] Amounts represent amortized cost. Based on maturity date for fixed rate loans and variable rate loans at their floors and ceilings and next repricing date for all other variable rate loans. Does not included prepayment assumptions.

Investment Securities[2]

* at 9/30/25

	Projected Cash Flow Distribution						
	3 months or less	3-12 months	1-3 years	3-5 years	5-10 years	Over 10 years	Total
Principal (par) & interest	$ 68.7	$ 166.4	$ 324.3	$ 355.5	$ 475.3	$ 181.0	**$ 1,571.2**
% of Total	4 %	11 %	21 %	23 %	30 %	11 %	**100 %**

[2] Includes both available-for-sale and held-to-maturity investment securities with prepayment assumptions applied

Bank of Marin Bancorp

32

33 Consistent and diverse sources of non-interest income bolster revenue through cycles Investment in our people, branches and technology provide a runway for future growth Non-interest Income1 ($ in millions) Non-interest Expense ($ in millions) 1See Reconciliation of GAAP to Non-GAAP Financial Measures (Excluding Loss on Sale of Securities) 1 Sources of NII Total Non-Interest Components 1 1 1 1 1

S E C T I O N Potent ia l Strateg ic Measures 05

Potential Strategic Measures to Unlock and Optimize the Balance Sheet

- We are evaluating a potential repositioning of low-yielding held-to-maturity securities in combination with a capital raise
- HTM reclassification and securities sales will be executed in parallel with the planned subordinated debt issuance

Potential Balance Sheet Action

HTM Reclassification[1]

- Reclassify ~$817mm (market value) of HTM securities to AFS
  - ~$93mm pre-tax discount (inclusive of ~$7mm after-tax included in AOCI)

Securities Sale & Reinvestment[1]

- ~$593mm of securities sold (realized loss of ~$50mm after-tax) and reinvested at higher yield

Subordinated Debt Raise

- Raise $40mm of Subordinated Debt[2]
  - $20mm downstreamed to the bank subsidiary

Expected Results

- Improve earnings stream
- Allow reinvestment into company
- Reduce securities portfolio duration
- Bolster liquidity position
- Supports capital generation

1 Based on estimated sale prices as of 10/31/2025, we expect an approximate $50mm after-tax realized loss. Actual realized losses will depend on sale prices at the time sales occur and could be more or less than currently estimated.

2 The company anticipates issuing $40mm in fixed-to-floating rate subordinated notes due in 2035 in a private placement transaction; the proceeds of which would be used for general corporate purposes, which may include a potential balance sheet repositioning

Bank of Marin Bancorp

35

36 8.2% 11.7% Standalone Pro Forma Balance Sheet Repositioning Profitability Impact 0.80% 0.99% Standalone Pro Forma 2026 Net Interest Margin 2026 Return on Average Assets 2026 Return on Average Tangible Common Equity 1 Pro forma estimate includes reclassification of ~$817mm (market value) of HTM Securities with a pre-tax loss of ~$93mm (inclusive of ~$7mm after-tax included in AOCI) as of 10/31/2025, ~$593mm of securities sold (realized loss of ~$50mm after-tax), reinvestment of ~$522mm and subordinated debt issuance of $40mm (actual realized losses from any securities sale will depend on sale prices at the time sales occur and could be more or less than currently estimated) 2 Standalone consensus estimates per FactSet 2 2 3.34% 3.59% Standalone Pro Forma Net Interest Income ($ in millions) $28.2 $36.5 Q3'25 Pro Forma 2 1 1 11

Balance Sheet Repositioning Capital Impact[1]

Well Capitalized Thresholds

Tangible Common Equity / Tangible Assets



9.7%
8.2%
Q3'25
Pro Forma 2

Common Equity Tier 1 Ratio



6.5%
14.9%
11.9%
Q3'25
Pro Forma

Leverage Ratio



5.0%
10.1%
8.2%
Q3'25
Pro Forma

Total Risk Based Ratio



10.0%
16.1%
14.7%
Q3'25
Pro Forma

NOO CRE / Total Risk Based Capital



323%
355%
Q3'25
Pro Forma

[1] Pro forma estimate includes reclassification of ~$817mm (market value) of HTM Securities with a pre-tax loss of ~$93mm (inclusive of ~$7mm after-tax included in AOCI) as of 10/31/2025, ~$593mm of securities sold (realized loss of ~$50mm after-tax), reinvestment of ~$522mm and subordinated debt issuance of $40mm (actual realized losses from any securities sale will depend on sale prices at the time sales occur and could be more or less than currently estimated)

[2] Inclusive of after-tax loss from transfer of HTM portfolio to AFS of ~$60mm

Bank of Marin Bancorp

37

Appendix

39 Ratings Profile Kroll Ratings (11/5/2025) Entity Type Rating Outlook Bank of Marin Bancorp Senior Unsecured Debt BBB Stable Subordinated Debt BBB- Stable Short-Term Debt K3 Bank of Marin Deposit BBB+ Stable Senior Unsecured Debt BBB+ Stable Subordinated Debt BBB Stable Short-Term Deposit K2 Short-Term Debt K2

Pro Forma Interest Coverage and Liquidity

($000)	2021Y	2022Y	2023Y	2024Y	2025 YTD	Pro Forma
Total Investment in subsidiaries	$ 444,191	$ 407,532	$ 431,819	$ 424,987	$ 417,865	$ 379,337 [1,3]
Consolidated equity	450,368	412,092	439,062	435,407	443,818	385,290 [1,3]
Double leverage ratio	99%	99%	98%	98%	94%	98%
Interest Coverage						
Earnings:						
Income from continuing operations before taxes	$ 44,886	$ 63,509	$ 26,036	$ 18,706 [2]	$ 23,628 [2]	$ 21,491
(+) Interest on Borrowings, Subordinated Notes & Debentures and Other	1,370	91	11,562	241	2	2
(+) Interest Attributable to Subordinated Debt Raise[1]	-	-	-	-	-	2,138
Earnings available to cover interest on other borrowings (net of deposit interest expense)	46,256	63,600	37,598	18,947	23,630	23,630 (A)
(+) Interest on deposits	2,032	2,458	25,171	46,372	31,543	31,543
Earnings available to cover interest on deposits and other borrowings	$ 48,288	$ 66,058	$ 62,769	$ 65,319	$ 55,173	$ 55,173 (B)
Interest Expense:						
Interest on Borrowings, Subordinated Notes & Debentures and Other	$ 1,370	$ 91	$ 11,562	$ 241	$ 2	$ 2
Interest Attributable to Subordinated Debt Raise[1]	-	-	-	-	-	2,138
Interest expense on other borrowings (excluding interest on deposits)	1,370	91	11,562	241	2	2,140 (C)
Interest on deposits	2,032	2,458	25,171	46,372	31,543	31,543
Interest expense, including interest on deposits	$ 3,402	$ 2,549	$ 36,733	$ 46,613	$ 31,545	$ 33,683 (D)
Interest coverage on other borrowings (excluding deposit interest expense) - A / C	**33.8x**	**698.9x**	**3.3x**	**78.6x**	**11,815.0x**	**11.0x**
Interest coverage on deposits and other borrowings - B / D	**14.2x**	**25.9x**	**1.7x**	**1.4x**	**1.7x**	**1.6x**

[1] Assumes an issuance of $40mm raise with a market coupon, gross spread, offering expenses, and $20 million of proceeds downstreamed to the bank subsidiary

[2] Excludes losses on sale of investment securities portfolio repositioning

[3] Includes reclassification of ~$817mm (market value) of HTM Securities with a pre-tax loss of ~$93mm (inclusive of ~$7mm after-tax included in AOCI) as of 10/31/2025, ~$593mm of securities sold (realized loss of ~$50mm after-tax), reinvestment of ~$522mm (actual realized losses from any securities sale will depend on sale prices at the time sales occur and could be more or less than currently estimated)

Bank of Marin Bancorp

40

41 Reconciliation of GAAP to Non-GAAP Financial Measures (in thousands, except per share amounts; unaudited) September 30, 2025 Tangible Common Equity - Bancorp Total stockholders' equity $ 443,818 Goodwill and core deposit intangible (74,867) Total TCE a 368,951 Unrealized losses on HTM securities, net of tax 1 (68,192) Unrealized losses on HTM securities included in AOCI, net of tax 2 6,952 TCE, net of unrealized losses on HTM securities (non-GAAP) b $ 307,711 Total assets $ 3,869,021 Goodwill and core deposit intangible (74,867) Total tangible assets c 3,794,154 Unrealized losses on HTM securities, net of tax 1 (68,192) Unrealized losses on HTM securities included in AOCI, net of tax 2 6,952 Total tangible assets, net of unrealized losses on HTM securities (non-GAAP) d $ 3,732,914 Bancorp TCE ratio a / c 9.7 % Bancorp TCE ratio, net of unrealized losses on HTM securities (non-GAAP) b / d 8.2 % Tangible Book Value Per Share Common shares outstanding e 16,095 Book value per share $ 27.57 Tangible book value per share a / e $ 22.92 For further discussion about these non-GAAP financial measures, refer to our Form 8-K under Item 9 - Financial Statements and Exhibit 99.1 filed with the SEC on October 27, 2025. 1 Unrealized losses on held-to-maturity securities as of September 30, 2025 of $96.8 million, including the unrealized losses that resulted from the transfer of securities from AFS to HTM, net of an estimated $28.6 million in deferred tax benefits based on a blended state and federal statutory tax rate of 29.56%. 2 The remaining unrealized losses that resulted from the transfer of securities from AFS to HTM, net of an estimated $2.9 million in deferred tax benefits based on a blended state and federal statutory tax rate of 29.56% are added back as they are already included in AOCI.

42 Reconciliation of GAAP to Non-GAAP Financial Measures (Excluding Loss on Sale of Securities) (in thousands; unaudited) Three months ended Nine months ended Pre-tax, pre-provision net income September 30, 2025 June 30, 2025 September 30, 2025 September 30, 2024 Income (loss) before provision for (benefit from) income taxes $ 9,610 $ (11,199) $ 4,892 $ (23,480) Provision for credit losses on loans — — 75 5,550 Pre-tax, pre-provision net income (GAAP) 9,610 (11,199) 4,967 (17,930) Adjustments: Losses on sale of investment securities from portfolio repositioning — 18,736 18,736 32,542 Comparable pre-tax, pre-provision net income (non-GAAP) $ 9,610 $ 7,537 $ 23,703 $ 14,612

Reconciliation of GAAP to Non-GAAP Financial Measures (Excluding Loss on Sale of Securities)

(in thousands, except per share amounts; unaudited)	Three months ended		Nine months ended	
Net income (loss)	September 30, 2025	June 30, 2025	September 30, 2025	September 30, 2024
Net income (loss) (GAAP)	$ 7,526	$ (8,536)	$ 3,866	$ (14,410)
Adjustments:				
Losses on sale of investment securities from portfolio repositioning	—	18,736	18,736	32,541
Related income tax benefit[1]	—	(5,538)	(5,538)	(9,620)
Adjustments, net of taxes	—	13,198	13,198	22,921
Comparable net income (non-GAAP)	$ 7,526	$ 4,662	$ 9,538	$ 8,511
Diluted earnings (loss) per share				
Weighted average diluted shares	15,934	15,989	15,979	16,076
Diluted earnings (loss) per share (GAAP)	$ 0.47	$ (0.53)	$ 0.24	$ (0.90)
Comparable diluted earnings per share (non-GAAP)	$ 0.47	$ 0.29	$ 1.07	$ 0.53
Return on average assets				
Average assets	$ 3,828,876	$ 3,737,794	$ 3,765,281	$ 3,775,320
Return on average assets (GAAP)	0.78 %	(0.92)%	0.14 %	(0.51)%
Comparable return on average assets (non-GAAP)	0.78 %	0.50 %	0.61 %	0.30 %
Return on average equity				
Average stockholders' equity	$ 439,950	$ 439,187	$ 438,781	$ 434,773
Return on average equity (GAAP)	6.79 %	(7.80)%	1.18 %	(4.43)%
Comparable return on average equity (non-GAAP)	6.79 %	4.26 %	5.20 %	2.61 %
Efficiency ratio				
Non-interest expense	$ 21,328	$ 21,490	$ 64,082	$ 63,480
Net interest income	28,193	25,912	79,051	69,430
Non-interest income (GAAP)	2,745	(15,621)	(10,002)	(24,113)
Losses on sale of investment securities from portfolio repositioning	—	18,736	18,736	32,541
Non-interest income (non-GAAP)	$ 2,745	$ 3,115	$ 8,734	$ 8,428
Efficiency ratio (GAAP)	68.94 %	208.81 %	92.81 %	140.08 %
Comparable efficiency ratio (non-GAAP)	68.94 %	74.03 %	73.00 %	81.53 %

[1]Related income tax benefit calculated using blended statutory rate of 29.5636%

Bank of Marin Bancorp

43

44 Contact Us Tim Myers President and Chief Executive Officer (415) 763-4970 timmyers@bankofmarin.com Dave Bonaccorso EVP, Chief Financial Officer (415) 884-4758 davebonaccorso@bankofmarin.com Media Requests: Yahaira Garcia-Perea Marketing & Corporate Communications Manager (916) 231-6703 yahairagarcia-perea@bankofmarin.com